Exhibit 99.2
(Internal Communications email to Field to be sent 12/23/10 @ 8am)
We just distributed a press release announcing that Jo-Ann has entered into a definitive agreement to be acquired by private equity firm Leonard Green & Partners, L.P.
Leonard Green & Partners, L.P. (www.leonardgreen.com) is a private equity firm with significant experience in Specialty Retail with approximately $9 billion in total equity capital under management. Their investment philosophy is to partner with industry leading companies with strong financial positions and attractive growth opportunities. Companies they have invested in include: Whole Foods Market, PETCO Animal Supplies, Leslie’s Poolmart, Sports Authority, The Container Store, Tourneau, David’s Bridal, Neiman Marcus, Jetro Cash & Carry and Tire Rack, and they recently announced a transaction to purchase J. Crew together with another private equity firm.
Leonard Green & Partners views Jo-Ann as an attractive investment opportunity because of our solid business strategy, our strong results and our talented Team Members. They are confident in our team and in our ability to drive continued growth. Simply put, we do not expect this transaction to have an impact on our Team Members, suppliers, customers or communities.
We need to remain focused on continuing to run the business successfully by providing great products, inspiration and service to our customers. The transaction process could take several months, which will require a commitment by all of us to avoid being distracted from our responsibilities.
This news may generate attention from the media, so please direct any inquiries to Lisa Greb, Director of Corporate Communications, at 330-463-3442.
Attached you will find a copy of this morning’s press and a list of FAQs containing information that was shared at this morning’s SSC Town Hall meeting. If you have any additional questions, please send them to going.private@joann.com. If we have the information necessary to respond to your questions and there are no legal restraints keeping us from answering your questions, we will post answers on the Jo-Ann intranet home page.
Regards,
Ken Haverkost

Cautionary Statement Regarding Forward-Looking Statements
     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Jo-Ann, the proposed merger and its business. These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors’ store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors, and uncertainties associated with the proposed sale of Jo-Ann to an affiliate of Leonard Green & Partners, L.P., including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Other important factors that may cause actual results to differ materially from those expressed in the forward looking statements are discussed in Jo-Ann’s Securities and Exchange Commission filings.
     Readers are cautioned not to place undue reliance on forward-looking statements. Jo-Ann cannot guarantee future results, trends, events, levels of activity, performance or achievements. Jo-Ann does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Consequently, such forward-looking statements should be regarded solely as Jo-Ann’s current plans, estimates and beliefs.
Additional Information and Where to Find It
     In connection with the Merger, Jo-Ann will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the company. BEFORE MAKING ANY VOTING

DECISION, JO-ANN’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Jo-Ann’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Jo-Ann’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company’s website, http://www.joann.com.
Participants in Solicitation
     Jo-Ann and its directors and officers may be deemed to be participants in the solicitation of proxies from Jo-Ann’s shareholders with respect to the special meeting of shareholders that will be held to consider the Merger. Information about Jo-Ann’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for Jo-Ann’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of Jo-Ann and its directors and executive officers in the Merger, which may be different than those of Jo-Ann’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.